Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 20, 2026 relating to the financial statements of Three Rivers Royalty, LLC as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the caption “Experts” as incorporated by reference in Amendment No. 4 to the Registration Statement on Form S-1 No. 333-295743.

/s/ Plante & Moran, PLLC

Denver, Colorado

June 8, 2026